Exhibit 10.3A

FIRST AMENDMENT TO

THE THIRD AMENDMENT AND RESTATEMENT OF

THE ALABAMA NATIONAL BANCORPORATION

PERFORMANCE SHARE PLAN

(Effective as of December 30, 2005)

Recitals

WHEREAS, the Board of Directors and the stockholders of Alabama National BanCorporation (the “Corporation”) have previously adopted and approved the Alabama National BanCorporation Performance Share Plan (as amended and restated through the date hereof, the “Performance Share Plan”);

WHEREAS, pursuant to duly adopted resolutions, the Board of Directors of the Corporation has elected to adopt an amendment (the “Amendment”) to the Performance Share Plan in order to ensure that Performance Shares are not required to be classified as a liability of the Corporation pursuant to Financial Accounting Standards Board Statement 123 (revised 2004), Share-Based Payment (“FAS 123(R)”);

WHEREAS, the Board of Directors of the Corporation is permitted to amend the Performance Share Plan under certain circumstances without stockholder approval pursuant to Section 19 therein; and

WHEREAS, the Corporation now desires to amend the Performance Share Plan in accordance with Section 19 therein and in accordance with the foregoing.

Amendment to the Performance Share Plan

1. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to such terms in the Performance Share Plan.

2. The fifth sentence of Section 21 of the Performance Share Plan shall be amended by deleting the existing language of the sentence in its entirety and inserting in lieu thereof the following:

“Each Performance Share so earned shall be canceled in exchange for either, as determined by the Committee, (i) shares of Common Stock in an amount to be calculated in accordance with the procedures set forth in the final paragraph of Section 6 of the Plan, or (ii) an immediate payment in cash of an amount equal to the Change in Control Price.”

3. Except as hereby amended, the Performance Share Plan remains in full force and effect, as written.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Third Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan to be executed by its duly authorized officer.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ John H. Holcomb III

Its:	Chairman of the Board